UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) April 6, 2008

W. R. GRACE & CO.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-13953	65-0773649
(Commission File Number)	(IRS Employer Identification No.)

7500 Grace Drive Columbia, Maryland	21044
(Address of Principal Executive Offices)	(Zip Code)

(410) 531-4000

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

W. R. GRACE & CO.

FORM 8-K

CURRENT REPORT

Item 7.01.              Regulation FD Disclosure.

On April 6, 2008, W. R. Grace & Co., on behalf of itself and its subsidiaries and affiliates that are debtors in the Chapter 11 cases, (the “Company”) entered into an agreement in principle (the “Agreement”) with the Official Committee of Asbestos Personal Injury Claimants, the Future Claimants Representative and the Official Committee of Equity Security Holders, all parties-in-interest in the Company’s Chapter 11 case, that would settle all present and future asbestos-related personal injury claims against the Company on the terms and conditions set forth therein.  Certain terms and conditions of the Agreement are described in the press release attached hereto as Exhibit 99.1.  The description of the terms and conditions of the Agreement is qualified in its entirety by reference to the provisions of the Agreement attached hereto as Exhibit 99.2.

The information furnished pursuant to this Item 7.01, including Exhibit 99.1 and Exhibit 99.2, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, (the “Exchange Act”), or otherwise subject to the liabilities of such section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01.              Financial Statements and Exhibits.

(d)  Exhibits

99.1                           Press Release

99.2                           Term Sheet for Resolution of Asbestos Personal Injury Claims dated as of April 6, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed by the undersigned, thereunto duly authorized.

W. R. GRACE & CO.
(Registrant)

By	/s/ Mark A. Shelnitz
Mark A. Shelnitz
Secretary

Dated:  April 7, 2008